LEASE AGREEMENT
                             ---------------

THIS LEASE AGREEMENT made and entered into on the, 31st day of December, 2001 by and between BANK & BUSINESS SYSTEMS, INC. hereinafter referred to as Lessor and National Bank of Gainesville hereinafter referred to as Lessee.

                               WITNESSETH
                               ----------

The Lessor hereby rents and leases to the Lessee, upon the terms and conditions set forth in this instrument, the following described property, to wit:

ONE (1) 28 X 80 DCA APPROVED MODULAR BANK UNIT

A.   One (1) Fifteen foot laminate teller line with undercounter pedestals
B.   Six (6) offices as shown, Jasper Unit & one (1) electrical room
C.   Two (2) ADA approved restrooms
D.   One (1) lounge with cabinets
E.   One (1) eight foot drive-up window
F. Night depository head and teller storage locker and bulk cash storage locker
G.   One complete CCTV and Alarm System
H.   Furniture and Seating as shown

THIS UNIT LEASES FOR $4,100.00 PER MONTH, FOR TWELVE (12) MONTHS, PAYABLE IN ADVANCE ($49,200). AFTER TWELVE (12) MONTHS THE LEASE WILL BE ON A MONTH TO MONTH BASIS.

OTHER EXPENSES:

Freight to Gainesville              $2,500.00
Block, Level and Tie Down           $3,150.00
Underpinning                        $1,695.00
Dismantle                           $2,700.00
Return Freight                      $1,575.00
Taxes
Insurance
Permits
Canopies
Sitework

     The term of this lease shall be for a period of twelve (12) months commencing on the date of delivery of the described property to the location as designated by the Lessee. At the expiration of the original term the Lessee shall have the option to renew the lease on a month to month basis under the same terms, conditions and provisions hereof, provided Lessee is not in default under any of the terms or conditions of this lease. If Lessee elects to exercise such option, he shall do so by giving written notice of such election to Lessor not later than sixty (60) days prior to expiration of the original term.

     After the election to renew is exercised by the Lessee then in order to terminate said lease, Lessee shall give Lessor written notice of termination not less than sixth (60) days prior to said termination.

     In consideration of said lease agreement, Lessee agrees to pay Lessor rental as follows:

         LEASE AMOUNT IS $4,100.00 PER MONTH ON A TWELVE MONTH BASIS, PAYABLE ONE YEAR IN ADVANCE ($49,200). THIS PRICE DOES NOT INCLUDE ANY APPLICABLE TAXES.

     The Lessee is responsible for cost of property's tie down and blocking, as well as, removal and return of property to Lessor. Rental payment shall be delivered or mailed to Lessor at P. O. Box 5746, Rome, Georgia 30162-5746, or such other place as may be designated by Lessor.

     Lessee shall not, without the prior written consent of Lessor endorsed hereon, assign this lease or any interest hereunder, or sublet the premises or any part thereof, or permit the use of the premises by any party other than tenant.

     The Lessors, their agents, servants, or employees, may at all reasonable times enter upon and inspect the demised premises.

     Lessee further agrees that upon termination of this lease, Lessee shall surrender quiet and peaceful possession of the premises in like good order as at the commencement of said term, natural wear and tear expected.

     Lessee accepts the leased property and personal property in its present condition, as is. Lessee shall, throughout the initial term of this lease and all renewals thereof, at its expense, maintain in good order and repair the leased property, including all personal property leased herein, except those repairs expressly required to be made by Lessor. Lessee agrees to return said leased property to Lessor at the expiration of this lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted. Approval of Lessor is required prior to making repairs to the leased property.

     In the event said property is destroyed or becomes untenantable due to loss or damage, this lease shall terminate on the date of such destruction, loss or damage and all liability of Lessee for rent shall cease. Lessee shall, however, take necessary steps to preserve and protect said property from further damage until Lessor has had a reasonable opportunity to retake possession.

     Lessor assumes no responsibility for the security of the property of Lessee, its agents, servants, employees, invitees, guest, customers, creditors, depositors, or any other person or entity. It is expressly understood and agreed that it shall be the sole responsibility of the Lessee to provide all measures of security.

     Lessee shall promptly pay when due all taxes and charges levied against the leased property to the State of Georgia or any state, municipality, or county therein or agency of subdivision thereof. In the event that Lessee fails or refuses to pay said taxes and charges before the same become delinquent, Lessor may, at its option, pay said taxes and charges, together with any penalty levied against or interest charged upon the same, and may add the amount so paid to the rent accrued or thereafter accruing.

     The property is, and shall at all times, remain, personal property, notwithstanding that it or any part of it may now be, or hereafter become, in any manner attached to, or embedded in, or permanently resting on, real property, or attached in any manner to what is permanent by whatever means.

     Lessee shall procure and maintain insurance on the personal property leased herein, as well as insurance on its contents, any improvements made by Lessee, including fire and extended coverage, during the term of this lease. Lessee shall procure and maintain throughout the term of this lease a policy of insurance at its sole cost and expense, insuring Lessee, Lessor and all other person designated by Lessor against any and all liability for injury to or death to a person, or persons, and for damage or destruction of property occasioned by or arising out of or in connection with the use and occupancy of the leased property or by the condition of the leased property, the limits of with respect to injuries to or death of any one person, and in the amount of not less than $1,000,000.00 in respect to any one accident or disaster, and in an amount of not less than $150,000.00 with respect to property damaged or destroyed, or with such other limits as may be required by Lessor, and to be written by an insurance company or companies satisfactory to Lessor.

     Lessee agrees to protect and save Lessor harmless from any and all liability for any damage whatsoever to property of Lessee, its servants, agents, employees, invitees or guest, or for injuries, including death, to any of the servants, agents, employees, invitees or guests of Lessee, during the term of this lease occasioned by or resulting from any carelessness, negligence or improper conduct on the part of the Lessee. Lessee further agrees to indemnify and save harmless Lessor against all claims for damage to person or property by reason of the use or occupancy of the leased property, and all expenses incurred by Lessor because thereof, including attorney's fees and court costs.

     In the event the Lessee, its successors or assigns should become insolvent, bankrupt, make an assignment for the benefit of creditors or should their interest herein by levied upon or should the bank be closed or taken over by the banking regulatory authority then in any of those events, the Lessor may terminate this lease. The termination under this paragraph shall only be effectuated with the approval of such banking authority and such authority shall have the right to continue the lease at its election and under the same terms and conditions set out herein.

     All written notices shall be made by the party responsible to the other party by the United States Mail. Postage prepaid, and shall be deemed to have been made when deposited in the post office correctly addressed to the respective part. The address of the Lessor shall be BANK & BUSINESS
SYSTEMS, INC. P. O. Box 5746, Rome, GA 390162-5746. The address of the lessee shall be: THE NATIONAL BANK OF GAINESVILLE, 807 DORSEY ST., P 0 BOX 1378, GAINESVILLE, GA 30501, either party changing its address shall have the responsibility of notifying the other party thereof and upon failure to do so, said notice shall be deemed to have been received when the same is deposited in the United States Mail, postage prepaid, to the above address of such party.

     Time is of the essence of this agreement. The laws of the State of Georgia shall govern the interpretation, validity, and enforcement of this lease. This lease contains the entire agreement of the parties hereto and no representations, inducements, promises, or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. If any portion, hereof shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     This lease shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereunto set their hands and seals on the day and year first above written.

                               LESSOR:

                               BANK & BUSINESS SYSTEMS, INC.

                               By: /s/ Louis F. Barton
                                   ---------------------------

                               Title: President
                                      ------------------------

                               Attest: /s/Cheryl B. Snyder
                                       -----------------------

                               Title: Vice President
                                      ------------------------

                               Date: 12/12/01
                                     --------------------------


                               LESSEE:

                               THE NATIONAL BANK OF GAINESVILLE

                               By: /s/ Gary H. Anderson
                                   ---------------------------

                               Title: President/CEO
                                      ------------------------

                               Attest: _______________________

                               Title:_________________________

                               Date: 12/31/01
                                     --------------------------